                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99960, 33-86019, 33-45147, 33-45146 and
333-16489) of Allied Healthcare Products, Inc. of our report dated August 12, 2005, except for Notes 3 and 13, as to which the date is September 1, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ RubinBrown LLP
St. Louis, Missouri
September 28, 2005